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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated March 26, 2004 accompanying the consolidated financial statements of Alaska Pipeline Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which financial statements are included in the Registration Statement on Form S-3. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".





/s/ Grant Thornton LLP

Cleveland, Ohio
April 2, 2004